UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2024

IPALCO ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Indiana	35-1575582
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

One Monument Circle
Indianapolis, Indiana	46204
(Address of principal executive offices)	(Zip code)
Registrant's telephone number, including area code:	(317)-261-8261

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2024, the Board of Directors of Indianapolis Power & Light Company, doing business as AES Indiana (“AES Indiana”), a subsidiary of IPALCO Enterprises, Inc. (“IPALCO”) and The AES Corporation (“AES”), acting through unanimous written consent, appointed Brandi Davis-Handy as President of AES Indiana.

Ms. Davis-Handy, 45, has served as Chief Customer Officer of AES Indiana and IPALCO and the other U.S. utilities businesses (the “AES US Utilities”) of AES since July 2022. Ms. Davis-Handy has also served as a director on the Board of Directors of AES Indiana since June 2021. Ms. Davis-Handy previously served as Chief Public Relations Officer for the AES US Utilities since rejoining AES in February 2021. Prior to that, Ms. Davis Handy served as Executive Vice President and Chief Marketing and Communications Officer for Project Lead the Way from August 2019 to January 2021 and as Vice President, Enterprise Communications and Events of OneAmerica from June 2018 to July 2019. Ms. Davis-Handy initially joined AES in 2013, serving as Director, External Communications for AES Indiana from February 2013 to June 2016 and as Communications Leader for the AES US Utilities from June 2016 to May 2018. She also previously served as Communications Manager for the Great Lakes Division of the American Cancer Society from June 2010 to February 2013. Ms. Davis-Handy received a B.A. from Hampton University. She also currently serves on the boards of directors of Indiana Energy Association, Indy Chamber, 500 Festival, Urban League of Indianapolis, Big Brothers Big Sisters of Central Indiana and Indiana Sports Corporation.

Kenneth J. Zagzebski, AES Senior Vice President and President, Utilities, continues in the roles of Chief Executive Officer and Chairman of the Board of AES Indiana and President, Chief Executive Officer, and Chairman of the Board of IPALCO.

The Board of Directors of AES Indiana also on February 28, 2024, through unanimous written consent, elected John Bigalbal to the officer slate of AES Indiana as Vice President and Chief Operating Officer, Generation. Mr. Bigalbal, 56, has been managing generation for the AES US Utilities and conventional generation businesses since October 2020. Mr. Bigalbal has over 30 years of experience in the energy industry and prior to his current roles served as Managing Director of Fuels for AES from October 2008 to October 2020 and also led numerous significant commercial transactions for AES during that time. He also serves as a director or officer of other AES affiliates. Mr. Bigalbal received a Associates Degree in Electrical Engineering from Thames Valley State Technical College.

IPALCO and AES Indiana do not separately compensate individuals for their service as officers or members of the Board of Directors of IPALCO or AES Indiana. Ms. Davis-Handy and Mr. Bigalbal participate in compensation plans and programs generally available to management of AES and its subsidiaries for services performed for all AES affiliates (including IPALCO and AES Indiana), including those described in IPALCO’s 2022 Form 10-K/A. Other than such compensation, which generally is in excess of one hundred and twenty thousand dollars annually, neither Ms. Davis-Handy nor Mr. Bigalbal has entered into or proposed to enter into any transactions reportable under Item 404(a) of Regulation S-K.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     IPALCO Enterprises, Inc.

Date: February 28, 2024	By:	/s/ Brian Hylander
	Name:	Brian Hylander
	Title:	Vice President, General Counsel and Secretary